UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2021

Avita Medical, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39059	85-1021707
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28159 Avenue Stanford, Suite 220, Valencia, CA 91355	661.367.9170
(Address of principal executive offices, including Zip Code)	(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RCEL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

On December 14, 2021, AVITA Medical, Inc. (the Company) commenced its 2021 Annual Meeting of Stockholders (the Annual Meeting), as previously scheduled, and adjourned the Annual Meeting until Wednesday December 22, 2021 at 1:00 p.m. Pacific Time, being Thursday December 23, 2021 at 8:00 a.m. AEDT due to a lack of quorum. The Annual Meeting was adjourned to allow the Company’s stockholders additional time to vote on the proposals described in the Company’s proxy statement for the Annual Meeting.

The reconvened Annual Meeting will be held virtually at the following link http://meetnow.global/MTJNRZR. Stockholders who have already voted do not need to recast their votes. Proxies previously submitted in respect of the Annual Meeting will be voted at the adjourned Annual Meeting unless properly revoked. During the period of the adjournment, the Company will continue to solicit votes from its stockholders with respect to the proposals for the Annual Meeting.

Previously, the voting cut-off date for holders of the Company’s CHESS Depositary Interests (“CDIs”) was Sunday December 12, 2021 at 5:00 pm Pacific Time, being Monday December 13, 2021 at 12:00 noon AEDT. Due to the adjournment of the Annual Meeting, the voting cut off time for CDI holders has now been extended to Monday December 20, 2021 at 5:00 p.m. Pacific Time, being Tuesday December 21, 2021 at 12 noon AEDT.

The Company encourages all stockholders of record as at 5:00 p.m. on October 26, 2021 Pacific Time who have not yet voted, to do so by Tuesday December 21, 2021 at 5:00 p.m. Pacific Time, being Wednesday December 22 at 12:00 noon AEDT. Notwithstanding the foregoing, any votes properly received before the close of the Adjourned Annual Meeting on December 22, 2021, will be accepted.

Additional Information and Where to Find It

This document may be deemed to be solicitation material in respect of the Annual Meeting to be held on December 22, 2021. As discussed in the press release filed as an exhibit to this filing, the Company previously filed a definitive proxy statement with the United States Securities and Exchange Commission on November 9, 2021. BEFORE MAKING ANY VOTING DECISIONS, SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE ADJOURNED MEETING. The definitive proxy statement has been mailed to stockholders who are entitled to vote at the Annual Meeting. No changes have been made in the proposals to be voted on by stockholders at the Annual Meeting. The Company’s proxy statement and any other materials filed by the Company with the SEC can be obtained free of charge at the SEC’s website at https://www.sec.gov/Archives/edgar/data/0001762303/000119312521323869/d225325ddef14a.htm or on the Company’s website at www.avitamedical.com.

Participants in the Solicitation

The Company and its directors and executive officers and other employees may be deemed to be participants in the solicitation of proxies in respect of the Adjourned Meeting. The Company has also engaged Okapi Partners LLC, a proxy solicitation firm, to assist management with obtaining adequate votes to achieve the required quorum of at least a majority of the outstanding shares of Common Stock.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release of AVITA Medical, Inc. dated December 14, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 15, 2021

AVITA MEDICAL, INC.

By:	/s/ Donna Shiroma

Name:	Donna Shiroma
Title:	General Counsel